Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Post Effective Amendments No. 1 to the Registration Statements Nos. 2-68961 and 2-76401 and in Registration Statements Nos. 33-56430, 33-56428, 33-55128, 33-56322, 33-
26775, 33-18873 and 33-47618 of Florida Rock Industries, Inc. on Forms S-8 of our report dated November 11, 2002, appearing in this Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 2002.



DELOITTE & TOUCHE LLP

Jacksonville, Florida
December 18, 2002

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